Exhibit 99.2

Citigroup Inc. securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Ticker Symbol(s)	Title for iXBRL	Name of each exchange on which registered

Common Stock, par value $.01 per share	C	Common Stock, par value $.01 per share	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 6.250% Noncumulative Preferred Stock, Series II	C PR R	Dep Shs, represent 1/1,000th interest in a share of 6.250% Noncum Pref Stk, Ser II	New York Stock Exchange
7.625% Trust Preferred Securities of Citigroup Capital III (and registrant’s guaranty with respect thereto)	C/36Y	7.625% TRUPs of Cap III (and registrant’s guaranty)	New York Stock Exchange
7.875% Fixed Rate / Floating Rate Trust Preferred Securities (TruPS®) of Citigroup Capital XIII (and registrant’s guaranty with respect thereto)	C N	7.875% FXD / FRN TruPS of Cap XIII (and registrant’s guaranty)	New York Stock Exchange
Medium-Term Senior Notes, Series N, Floating Rate Notes Due April 26, 2028 of CGMHI (and registrant’s guaranty with respect thereto)	C/28	MTN, Series N, Floating Rate Notes Due Apr 26, 2028 of CGMHI (and registrant’s guaranty)	New York Stock Exchange
Medium-Term Senior Notes, Series N, Floating Rate Notes Due September 15, 2028 of CGMHI (and registrant’s guaranty with respect thereto)	C/28A	MTN, Series N, Floating Rate Notes Due Sept 2028 of CGMHI (and registrant’s guaranty)	New York Stock Exchange
Medium-Term Senior Notes, Series N, Floating Rate Notes Due October 6, 2028 of CGMHI (and registrant’s guaranty with respect thereto)	C/28B	MTN, Series N, Floating Rate Notes Due Oct 2028 of CGMHI (and registrant’s guaranty)	New York Stock Exchange
Medium-Term Senior Notes, Series N, Floating Rate Notes Due March 21, 2029 of CGMHI (and registrant’s guaranty with respect thereto)	C/29A	MTN, Series N, Floating Rate Notes Due Mar 2029 of CGMHI (and registrant’s guaranty)	New York Stock Exchange